UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2023

HMN Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest Rochester, Minnesota	55901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HMNF	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, on November 27, 2018, the Board of Directors (the “Board”) of HMN Financial, Inc. (the “Company”) authorized a share repurchase program (the “Share Repurchase Program”), pursuant to which the Company could, from time to time, purchase shares of its common stock for an aggregate purchase price not to exceed $6 million. On July 27, 2021 the Board approved a replenishment of the Share Repurchase Program to authorize future repurchases totaling up to $6 million. Since that time the Company has repurchased shares with an aggregate purchase price of $3,986,550. On February 28, 2023 the Board approved a replenishment of the Share Repurchase Program to authorize future repurchases totaling up to $6 million. Share repurchases may be executed through various means, including through open market transactions, privately negotiated transactions or otherwise as permitted under applicable rules and regulations. The Share Repurchase Program does not obligate the Company to purchase any shares, has no set expiration date, and may be suspended or terminated at any time without notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN FINANCIAL, INC.
(Registrant)

Date: March 1, 2023	/s/ Jon Eberle
Jon Eberle
Senior Vice President,
Chief Financial Officer and
Treasurer

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